Exhibit 10.11

                          EXCLUSIVE HAND-HELD PRODUCTS
                              SPONSORSHIP AGREEMENT


         This Agreement with an effective date of June 15, 1999 is made and entered by and between Dynamic International, Ltd. (hereinafter referred to as "Dynamic" and/or "Spalding), 58 Second Avenue, Brooklyn, NY 11215, the licensee of the Spalding Product Line, and Power Point Fitness International, Inc. (hereinafter referred to as "Power"), the owner/producer of the Program entitled "Totalmente En Forma."

                            COVENANTS AND AGREEMENTS

         In consideration for the compensation described below, Dynamic shall receive the following:

1. For a period of one year form the signing of this agreement, Dynamic/Spalding shall be the exclusive hand held product line sponsor for "Totalmente En Forma" (hereinafter referred to as the "Program") a Spanish health and fitness series, to be aired for a 52 week period on ESPN International Latin America. Airing shall commence on/or about October 15th, 1999. Power represents that it is the owner of the Program and has full power and authority to execute this agreement to provide the services referenced herein, and that this agreement will not conflict with any other agreements to which it is a party.

2. Dynamic shall receive one thirty second commercial to be shown during the Program on a daily basis throughout the territories of Latin America, Central America, South America and the Caribbean on the Pan Regional ESPN International Network, as further described in the ESPN Agreement which is attached hereto and incorporated herein by reference. The commercial will be produced during the summer of 1999. The

Commercial will be first-class in all respects and produced in accordance with Dynamic's approval as to content and quality.

3. One five second billboard to be presented daily during the Program in the territories Latin America, Central America, South America, and the Caribbean.
Billboard shall read "sponsored by....." with a graphic and voice over. The billboard shall be placed within the 26 half hour Programs to be produced this summer. The billboard is subject to Dynamic review and approval which will not be unreasonably delayed or withheld.

4. Full product integration in all exercise segments where appropriate. Spalding products shall be integrated into the Program format, on an exclusive basis, for all handheld products used or shown in the program.

5.  Options:

         A. Dynamic shall have the exclusive option to participate as to the exclusive hand held equipment sponsor of the Program for a second term/season consisting of the next 52 week period for a fee of $200,000. Sponsorship shall include:

                  1.  Product integration in Program:

                  2. 30 Second Commercial to be placed during the airing of the Program;

                                       and

                  3.  A billboard to be included in the Program.

Terms of Payments:

         50% upon exercise of the option;
         25% upon completion of taping; and
         25% upon completion of post-production

Exercise: This option must be exercised, if at all, in writing on before April 30, 2000, and if the option is so exercised, all terms which are not inconsistent with the terms of this Option shall remain in effect.


         B. In the event that Power produces an English speaking health and fitness Program to air in the United States. Dynamic shall have the option to be the exclusive hand held equipment sponsor of the Program for a fee of $175,000. Power shall notify Dynamic of the production in writing and Dynamic shall have thirty days thereafter to exercise this option. Otherwise, all of the terms set forth in section 5 (A), above, shall apply to this option.

6. The existing English Rotaflex informecial (taped in English) shall be modified with the re-taping of various segments (in English) of the Program, with members of the cast of "Totalmente En Forma" on location during the taping of the "Totalmente En Forma" Program. Power shall consult with Dynamic as to the concept of this re-taping, and have a mutual approval of concept, prior to actual taping. Such a re-taping is to be approved as to content by Dynamic, which will not be unreasonably delayed or withheld. The cost of any material changes requested by Dynamic after the initial shooting shall be incurred by Dynamic. In addition the parties shall include and integrate the Rotaflex product within the series Program. The parties will additionally re-edit this footage to include the new material to strengthen and deliver a more exciting message to the consumer.

         * To be delivered on or about Oct 15th, 1999.

7. Power shall be compensated by Dynamic for all of the above services as set forth in this agreement, all of which shall be completed at Power's sole expense, except as otherwise provided herein, as follows:

1. Dynamic shall pay to Power the sum of $250,000 as follows:

         a) Within 5 days after execution of this agreement, Dynamic shall pay Power the sum of $125,000. This sum is to be received by Power within 5 days;

         b) Within 5 days of completion of taping, which the parties reasonably contemplate to occur on or before August 30, 1999, Dynamic shall pay Power the sum of $62,500.

         c) Within 5 days after delivery of improved informercial to be approved by Dynamic shall pay the balance of $62,500 to Power.

2. The parties agree to exercise good faith in negotiating the terms of a separate agreement whereby Power shall receive an additional $125,000 in deferred bonus compensation from the sales of Dynamic's Spalding product lines, once sales have passed an agreed upon threshold and price point and with Dynamic showing a substantional profit.

                          GENERAL TERMS AND CONDITIONS

1. The parties hereto acknowledge and agree that the above terms constitute the entire agreement between the parties. No additional oral or written promises, representations or agreements exist between the parties. Each party has reviewed this agreement and agree to be bound thereby, and hereby acknowledge that no inducements have been given other than the covenants and promised embodies herein.

2. This agreement may be modified only by a subsequent written agreement signed by all parties.

3. This agreement shall be interpreted according to New York law, and venue for any and all disputes hereunder shall be exclusively in the Supreme Court of the State of New York, County of Kings.

4. If either party shall commence any action in law or equity to enforce and/or interpret this agreement, the prevailing party shall be entitled to recover its cost of suit and reasonable attorney's fees.

5. Late payments hereunder shall accrue interest at the rate of 12% per annum as a contractual service charge only with respect to sums past more than seven business days written notice of non-payment.

6. This agreement is subject to and on condition that the ESPN agreement is executed and in full force and effect with copy supplied to Dynamic.

EACH INDIVIDUAL SIGNING BELOW ACKNOWLEDGES AND REPRESENTS THAT HE HAS THE EXPRESS AUTHORITY TO BIND THE PRINCIPAL.


DATE OF SIGNATURE:    7/1/99                /S/MARTON B. GROSSMAN
                                            -----------------------------------
                                            DYNAMIC INTERNATIONAL, LTD.
                                            BY:   MARTON B. GROSSMAN
                                            TITLE:     PRESIDENT


DATE OF SIGNATURE:   6/24/99                 /S/ANDREW FREIRICH
                                            -----------------------------------
                                            POWER POINT FITNESS
                                            INTERNATIONAL, INC.
                                            BY:    ANDREW FREIRICH
                                            ANDREW FREIRICH, PRESIDENT

                                                                 (Exhibit 10.12)


                              CONSULTING AGREEMENT


         This Agreement, with an effective date of July 1, 1999, is made and entered by and between Dynamic International, LTD. (hereinafter referred to as "Dynamic"), 58 Second Avenue, Brooklyn, NY 11215, the licensee of the Spalding Product Line, and Andrew Freirich, individually and dba Fit Mundo Interactive Network (hereinafter referred to as "Freirich"), the owner/producer of the Program entitled "Totalmente En Forma."

                            COVENANTS AND AGREEMENTS

         In consideration of the compensation described below, Freirich agrees to provide marketing consultation services to Dynamic as follows:

         1. The services to be provided by Freirich are specifically outlined in the document entitled "Services" which is attached hereto as Exhibit "A" and fully incorporated herein.

         2. Term: The term of this agreement between the parties shall be for a minimum period of six months. This agreement will be effective as of July 1, 1999, and shall remain in effect for a period of (6) six months. At the conclusion of the six month period, this agreement shall automatically be renewed on a one month by one month basis unless a party gives written notice of termination at least 30 days before the end of the applicable month.

                              COMPENSATION/EXPENSES

         In consideration of Freirich's ongoing services described above, which shall be performed by Freirich in a professional, competent and prompt manner on an "as needed" basis, in the discretion of Dynamic, Dynamic shall compensate Freirich as follows:

         1. Freirich shall receive the sum of $5,000 per month on the following terms:

         (a) $5000 within 5 days of execution of this agreement

         (b) $5000 on or before August 1, 1999;

         (c) $5000 on or before September 1, 1999;

         (d) $5000 on or before October 1, 1999;

         (e) $5000 on or before November 1, 1999;

         (f) $5000 on or before December 15, 1999;


         2. With regard to renewals of this agreement as described above, Freirich shall be paid the sum of $5,000 per month payable on or before the 1st day of each month during the renewal period(s).

         3.  Expense Reimbursement

                  (a) Travel. Dynamic (subject to its pre-approval and discretion) shall provide Freirich with prepaid coach airline tickets and hotel accommodations which are not exceed $175/day if required by

                  Freirich, through any travel agency Dynamic elects or Independently. It is anticipated by the parties that Freirich shall travel from California to New York one time per month for a period of one or two days during the term of this agreement and any renewals thereof. However, the obligation to provide and pay for travel and lodging shall not be limited to one trip per month and shall apply to all trips requested or approved by Dynamic in advance.

                          Dynamic shall also provide for Freirich's ground
                  transportation while in New York or elsewhere at Dynamic's request. All of Freirich's ground transportation must be pre-approved by Dynamic provided at no expense to Freirich.

                  (b) Per Diem. Freirich shall receive an additional per diem allowance up to $100.00 per day subject to review and submission of receipts to Dynamic for actual and reasonable amounts expended per day while in New York or elsewhere as a result of this agreement for Freirich's personal expenses and meals. The daily per diem allowance shall be paid to Freirich by Dynamic in advance of each trip.

                  (c) Other Expenses. Any and all reasonable expenses not specifically mentioned herein which are reasonably related to the services to be provided hereunder shall be submitted to Dynamic by Freirich in advance for approval. Dynamic shall not unreasonably withhold approval for such expenses. All approved expenses may be paid directly by Dynamic or advances to Fit Mundo, at Dynamics discretion.


                          GENERAL TERMS AND CONDITIONS

                  1. The parties hereto acknowledge and agree that the above terms constitute the entire agreement between the parties. No additional oral or written promises, representations or agreements exist between the parties. Each party has reviewed this agreement and inducements have been given other than the covenants and promises embodied herein.

                  2. This agreement may be modified only by a subsequent written agreement signed by all parties.

                  3. This agreement shall be interpreted according to New York law, and venue for any and all disputes hereunder shall be exclusively in the Supreme Court of the State of New York, County of Kings.

                  4. If either party shall commence any action in law or equity to enforce and/or interpret this agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

                  5. Late payments hereunder shall accrue interest at the rate of 12% per annum as a contractual service charge only with respect to sums past due more that seven business days after written notice of non-payment.


EACH INDIVIDUAL SIGNING BELOW ACKNOWLEDGES AND
REPRESENTS THAT HE HAS THE EXPRESS AUTHORITY TO BIND THE
PRINCIPAL.

DATE OF SIGNATURE:  7/1/99                  /S/MARTON B. GROSSMAN
                                            -----------------------------------
                                            DYNAMIC INTERNATIONAL, LTD.
                                            BY:    MARTON B. GROSSMAN
                                            TITLE:     PRESIDENT


DATE OF SIGNATURE:  6/23/99                 /S/ANDREW FREIRICH
                                            -----------------------------------
                                            ANDREW FREIRICH, INDIVIDUALLY
                                            AND DBA FIT MUNDO INTERACTIVE
                                            NETWORK

                                    SERVICES

                                  (EXHIBIT "A")

Freirich will provide consulting services to dynamic by providing ongoing strategic planning and market consultation for the Spalding brand and product line in the following areas:

1.  Research and Development:

Product Development

2.  Creative:

Product Image
Creative Input Rotaflex
Commercial Spot Spalding

3.  Marketing:

Product Integration with Sponsorship
Develop relationships with fitness celebrities/spokespersons Development of new markets Product perception in market Focus groups

4.  Sales:

Assist in sales strategy domestic and international

5.  Public Relations:

Develop outside relationship with P.R. agencies.

6.  Product line extension:

Assist in development of new products

                                                                   Exhibit 10.13

                                 H A M I L T O N
                                 P R O J E C T S


                                                  September 15, 1998


VIA AIRBORNE EXPRESS

Mr. Marton Grossman
DYNAMIC CLASSICS, LTD.
58 Second Avenue
Brooklyn, NY 11215


         Re:      Ref. #111804*C       DYNAMIC CLASSICS, LTD.
                  CHRYSLER CORPORATION - Jeep

Dear Mr. Grossman:

         Enclosed please find a fully-executed Letter Amendment between DYNAMIC CLASSICS, LTD. and CHRYSLER CORPORATION.

         Please do not hesitate to call Debra Joester should you have any questions or concerns.

                                                     Sincerely yours,


                                                     /S/Caroline A. Coleman
                                                     Caroline A. Coleman
                                                     Director, Contracts

ge
Enclosure

cc:      Marvin Klein/Chrysler Corporation
         Victor Tannenbaum, Esq.
         Debra D. Joester
         Joanne Loria



HAMILTON PROJECTS, INC. IS A SUBSIDIARY OF SPELLING ENTERTAINMENT GROUP INC. 1700 BROADWAY, NEW YORK, NEW YORK 10019-5992 PHONE/212-333-9000 FAX/212-333-9060

                                 H A M I L T O N
                                 P R O J E C T S


                                                   July 9, 1998


Mr. Marton Grossman
DYNAMIC CLASSICS, LTD.
58 Second Avenue
Brooklyn, NY 11215


         LETTER AMENDMENT (REF. #111804*C) (AMENDMENT C) TO THE LICENSE AGREEMENT DATED JANUARY 8, 1993 BETWEEN CHRYSLER CORPORATION AND DYNAMIC CLASSICS, LTD. COVERING CHRYSLER CORPORATION
         TRADEMARKS JEEP, WRANGLER AND RENEGADE ( REF. #111804)
         (AMENDMENT)

Dear Mr. Grossman:

         The following, when signed by you and counter-executed by Chrysler Corporation, shall constitute an Amendment to the above-referenced Agreement as follows:

         SUMMARY SHEET - PARAGRAPH 2 -- LICENSED ARTICLES.

         The Licensed Article is hereby amended and restated to read in its entirety as follows:

         Trademark - identified backpacks, tote bags, fancy packs, and luggage made of canvas, and nylon trimmed or decorated with all fabrications.

         The rights to all canvas and nylon backpacks, tote bags, fanny packs, and luggage shall be exclusive except as specifically modified hereunder.

         Specifically excluded from Licensee's exclusive right shall be the right to fashion bags and the right to backpacks sold to retail fashion buyers and departments.

         Specifically excluded from the Licensed Articles are children's products and all technical camping backpacks and camping gear.




HAMILTON PROJECTS, INC. IS A SUBSIDIARY OF SPELLING ENTERTAINMENT GROUP INC. 1700 BROADWAY, NEW YORK, NEW YORK 10019-5992 PHONE/212-333-9000 FAX/212-333-9060

Marton Grossman
DYNAMIC CLASSICS, LTD.
July 9, 1998 Page 2.

         SUMMARY SHEET - PARAGRAPH 5 -- TERM.

         The Third Renewal Term of the Agreement shall begin on January 01, 1999 and will expire on December 31, 2000.

         THIRD RENEWAL REQUIREMENTS:

         Sixty (60) days prior to the expiration of the Second Renewal Term of the Agreement, Licensee shall have the option, by written notice to Chrysler, to renew this Agreement for the Third Renewal Term, commencing on January 1, 1999 and expiring on December 31, 2000; provided this Agreement has not been terminated in accordance with the provisions hereof and Licensee has achieved the required Four Million Dollars ($4,000,000) in Minimum Net Sales for the period January 1, 1998 to December 31, 1998.

         THIRD RENEWAL TERM:        January 1, 1999 - December 31, 2000

         Minimum Net Sales:   $11.0 Million Dollars
         $5,000,000 January 1, 1999 - December 31, 1999
         $6,000,000 January 1, 2000 - December 31, 2000

         Minimum Royalty Payments:    $550,000   ($250,000 for 1999 and
         $300,000 for 2000)
         $62,500 Due on or Before January 1, 1999
         $62,500 Due on or Before April 1, 1999
         $62,500 Due on or before July 1, 1999
         $62,500 Due on or before October 1, 1999
         $75,000 Due on or before January 1, 2000
         $75,000 Due on or before April 1, 2000
         $75,000 Due on or before July 1, 2000
         $75,000 Due on or before October 1, 2000

         FOURTH RENEWAL REQUIREMENTS:

         Sixty (60) days prior to the expiration of the Third Renewal Term of the Agreement, Licensee shall have the option, by written notice to Licensor, to renew this Agreement for a Fourth Renewal period commencing on January 1, 2001 and expiring on December 31, 2002, provided this Agreement has not been terminated in accordance with the provisions hereof and Licensee has achieved the required $11.0 in Minimum Sales for the Products Licensed herein.

Marton Grossman
DYNAMIC CLASSICS, LTD.
July 9, 1998 Page 3.


         SUMMARY SHEET - PARAGRAPH 5 - - TERM.   (continued)

         FOURTH RENEWAL TERM:   January 1, 2001 - December 31, 2002
         Minimum Net Sales:    $15.5 Million Dollars
         $7,500,000 January 1, 2001 - December 31, 2002
         $8,000,000 January 1, 2002 - December 31, 2002

         Minimum Royalty Payments: $750,000 ($350,000 for 2001 and $400,000 for 2002)
         $87,500 Due on or Before January 1, 2001
         $87,500 Due on or Before April 1, 2001
         $87,500 Due on or Before July 1, 2001
         $87,500 Due on or Before October 1, 2001
         $100,000 Due on or Before January 1, 2002
         $100,000 Due on or Before April 1, 2002
         $100,000 Due on or Before July 1, 2002
         $100,000 Due on or Before October 1, 2002

         SUMMARY SHEET - PARAGRAPH 6 - - ROYALTY RATE

         Effective January 1, 1997, an additional 1% of total sales shall be reported and paid quarterly to be used for the Licensing Institutional Advertising campaigns and may not be cross- collateralized against guarantees which have already been paid or become due under the Agreement. Licensee shall pay any Licensing Institutional Advertising royalties retroactive to January 1, 1997 upon signature of this Agreement.

         SUMMARY SHEET - PARAGRAPH 7 -- MINIMUM NET SALES.

         Licensee agrees to achieve Minimum Net Sales for the Second Renewal Term in amount of $4,000,000.00 between January 1, 1998 and December 31, 1998.

         SUMMARY SHEET - PARAGRAPH 14 -- DISTRIBUTION REQUIREMENTS.

         Added to the channels of distribution on a non-exclusive basis shall be Retail Catalogs. Licensee will make best efforts to distribute to department stores, specialty stores and better catalogs. Distribution to Mass Merchants shall be specifically excluded.

DYNAMIC CLASSICS, LTD.
July 9, 1998
Page 4.

         SUMMARY SHEET - PARAGRAPH 14 -- DISTRIBUTION REQUIREMENTS.
         (continued)

         Merchandise sales to retailers not specifically allowed hereunder shall be subject to written approval by Chrysler which shall be conditioned upon other "better" national luggage brands being sold at those outlets and Jeep luggage being sold at a price and quality consistent with such national brands, i.e. Samsonite.

         SPECIAL RIDER -- TRADE SHOWS.

         Licensee agrees to participate in trade shows including Supershow and LLGMA show.

         Except as specifically modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

         Assuming the preceding statements accurately reflect your understanding, please sign the three original Amendments in the space provided, and return them to Caroline A. Coleman, along with your advance check in the amount of US Dollars .00, made payable to Hamilton Projects, Inc. We will then have the Amendment executed and a fully-executed copy will be returned to you for your files. Of course, no binding modification exists until a fully-executed copy of the Amendment has been returned to you.

         If you have any questions, feel free to contact Debra Joester.

AGREED TO AND ACCEPTED BY:

CHRYSLER CORPORATION                           DYNAMIC CLASSICS, LTD.


/S/ William J. Coughlin                        /S/ Marton B. Grossman
-------------------------------------          --------------------------------
         William J. Coughlin
Title:   Chief Patent Counsel                  Title:      President

                                                                   EXHIBIT 10.14

   3340 OCEAN PARK        TEL  310-581-6250
   SANTA MONICA           FAX  310 581-3232
   CALIFORNIA 90405

                                                                 [LOGO]
                                                              GUTHY-RENKER

DATE:     January 13, 1999

TO:       Jack Pers

FROM:     Ben Van de Bunt

SUBJECT:  Distribution Agreement; Rotaflex

------------------------------------------------------------------------------

The purpose of this letter is to describe the agreement between Dynamics International, Ltd., a ___________ corporation ("Licensor") and Guthy-Renker Corporation, a Delaware corporation ("GRC").

                                  BACKGROUND

    a. Licensor has the exclusive marketing and distribution rights to that certain product known as "Rotaflex" more specifically described on Exhibit "A" attached hereto ("Product");

    b. GRC has certain international marketing and distribution rights and abilities;

    c. Licensor and GRC desire to cause GRC to market and distribute the Product through all channels of distribution throughout the "Territory" ("Territory" is described on Exhibit "A" attached hereto).

                                  AGREEMENT

    1. Grant of Rights. From the date of execution of this Agreement through the "Term" defined below, Licensor hereby grants GRC the exclusive right to market and distribute the Product in the Territory.

    2. Term. GRC shall have the exclusive right to market and distribute the Product in the Territory for ninety (90) days following GRC's initial airing of the "Rotaflex" infomercial ("Infomercial") in the Territory ("Test Period"). It is GRC's present intention to commence the Test Period by airing the Infomercial, at its sole cost and expense, within sixty (60) days following GRC's receipt of the Product (i.e., Product 240 units per Exhibit "A"). Thereafter, GRC may renew this Agreement for successive six (6) month terms on the same terms and conditions, provided that (i) said renewal is in writing signed by both parties and (ii) the parties mutually agree upon minimum purchase order requirements ("Minimum Purchase Order"). Thereafter, if GRC fails to meet any Minimum Purchase Order in respect of a country or group of countries in the Territory, then such failure to meet the Minimum Purchase Order shall not be a breach of this Agreement, provided, however, that the grant of rights to GRC herein shall revert to non-exclusive for the remainder of the Term as to the particular country or group of countries to which the Minimum Purchase order applies or, at Licensor's election and upon thirty (30) days' prior written notice, Licensor may terminate this Agreement with respect to such country or group of countries, subject to GRC's sell-off rights as provided herein.

    3. Financial Terms. During the Test Period, as Licensor's total compensation, GRC shall purchase the Product from Licensor at the costs set forth in Exhibit "A" hereto. GRC shall receive payment from Licensor for defective Product returned to GRC; Licensor must make such payment to GRC within thirty (30) days of GRC's receipt of the defective Product (any delay will result in GRC's right to full reimbursement by any lawful means, including without limitation offset rights; however, if the nature of the defect is in reasonable dispute, then there shall be no right of offset until mutually resolved). GRC's payment for Product shall be due Licensor thirty (30) days following GRC's receipt of Product. It is understood and agreed that the pricing set forth in Exhibit "A" shall not be increased during the Test Period or any renewals of the Term as exercised by GRC. A Product shall not be deemed defective if the purported defect is due wholly to actions on the part of GRC or its customers.

    4. Other Rights. Licensor hereby grants GRC any and all rights that it may have in and to the Product, any and all Infomercials and/or any related materials to the Product and commercials to exclusively sell the Product in any channel of distribution throughout the Territory.

    5. Insurance. Licensor shall name GRC an additional insured on its commercial general liability and product liability insurance policies and provide GRC with a certificate of insurance evidencing that such insurance has been obtained, is in effect and has policy limits of no less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate. Licensor shall provide GRC a certificate of insurance showing GRC named as an additional insured.

    6. Royalties. Any and all royalties due and payable to third-parties shall be the sole responsibility of Licensor.

    7. Claims. All claims and representations made in the Infomercial, Product and associated Product literature are true and correct. Licensor shall defend and indemnify GRC from any claims arising from its airing of the Infomercial or sale of the Product.

    8. Product Samples. Licensor will provide GRC a minimum of five (5) Product samples (in an actual shipper box) upon request from GRC.

    9. Infomercial and Product Video D2 Master. Licensor shall provide GRC with a D2 or Beta master of the Infomercial and product instructional video (if applicable) in the following format: split audio, NTSC, address track time codes, superless, generic--containing no 800 numbers.

    10. Upon execution of this Agreement, Licensor must complete the product fact sheet attached hereto as Exhibit "B".

    11. Sell-Off Rights. Upon termination of this Agreement, GRC shall have the right to continue to accept and process orders to sell off all Product inventory.

    12. Representations of Licensor. Licensor represents and warrants it has not received any inquiries from the consumer product safety commission or any other regulatory body. Licensor also represents and warrants that it possesses all rights necessary to market and distribute the Product and to the Infomercial, including, but not limited to, all footage related to the Infomercial, all necessary music rights, intellectual property rights and that it has all necessary on-air footage releases for all participating individuals or entities referenced in the Infomercial. Licensor shall provide Product to Licensee in conformance with the terms and conditions of Licensee's standard purchase order, a copy of which is attached.

    13. Representations of GRC. GRC represents that it will (i) use its commercially reasonable efforts to maximize sales of the Product in the Territory, (ii) pay all costs associated with its marketing efforts, and (iii) conduct such marketing efforts in accordance with all applicable laws, and will hold Licensor harmless from any claims, costs or expenses made against Licensor as a result of GRC's marketing of the Product in the Territory.


The parties are reflecting their agreement to these terms by signing below.

GUTHY-RENKER CORPORATION,
a Delaware corporation, its Member

By: /s/ Ben Van de Bunt
        Ben Van de Bunt

Its: Corporate Secretary


                                      AGREED AND ACCEPTED THIS

                                      13 DAY OF January, 1999

                                      DYNAMICS INTERNATIONAL, LTD.

                                      By:  /S/ Jack Pers
                                           _______________________

                                      Its: Executive Vice President

                                 EXHIBIT "A"
                  Product, Pricing and Territory Definition

A. Product. The Product shall mean that certain product known as "Rotaflex" and shall include, but not be limited to, the following components:

    Rotaflex - a compact portable total body exercise device

      Cost: Test: 240 FOB Nevada @ $17.50
            Roll-out: 240 FOB Nevada @ $17.50/3200 FOB Taiwan @ $15.00 (possible 240 FOB Taiwan @ $15.00 if in production))

B.   Territory. The Territory shall include the following:

   * Australia, New Zealand and Japan. GRC shall have a "first matching right" on any other offers received by Licensor regarding Product distribution during the Term for other territories.

                                  EXHIBIT B
                                    Page 1

Product Name:   Spalding Rotaflex

The information on the following pages will assist us in promptly placing a purchase order for this product and preparing the product for sale in our international markets. Please complete the following pages and return them via fax to GRC International Department at (760) 346-7942. Thank you for your assistance and we look forward to a very successful relationship!

Product Information:
Product Components: (list all bonus items, written, audio, video materials) Rotaflex
Rotapad
Instructional video (12-1/2 min.)
Exercise manual / wall chart
_____________________________________________________________________________

Upsell Components:
Rotaclip
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
Item Code/Model Number: Extra resistance #290 (#292 w/rotaclip) regular resistance #291
(#293 w/rotaclip)
Minimum Order Qty: Test 240
               Roll-out 240
Lead Time:  2-4 weeks
FOB Point(s):  Sparks, Nevada     Taichung, Taiwan
Country of Origin:  Taiwan
COG (product):  FOB USA $17.50   FOB Taiwan $15.00
COG(upsells):  Unit with Rotaclip  FOB USA $20.00      Taiwan $17.00
Payment Terms:  USA: NET 30 Taiwan L/C at sight
Qty Per 20 ft Container:  Approx. 3200
Qty Per 40 ft Container:  Approx. 6700

Shipper Box:               Inner Carton         Master Carton           Pallet
Dimensions                 18" x 17.5" x 2"     22.5" x 18 1/4" x 19"   48 x 40 x 63

Weight                     3.5 Ibs.             42.5 Ibs.               623

Cubic Feet                 .36                  4.5                     70

Quantity                   ________________     ____________________    ________________

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

                                 EXHIBIT "B"
                                    Page 2

Order Administration (where PO is entered and managed)

Company Name:  Dynamic International Ltd.   Fed. Tax ID # 93-1215401

Address:  58 Second Ave.

City:  Brooklyn                     State:  NY       Zip: 11215

Primary Contact:  Jack Pers         Title: Executive Vice President

Phone: 413-532-9853                 Fax: 413-532-9673


Claims/Substantiation (documentation and releases on IN/Spot and product)

Company Name:  Dynamic International Ltd.   Fed. Tax ID # 93-1215401

Address:  58 Second Ave.

City:  Brooklyn                     State:  NY       Zip: 11215

Primary Contact:  Jack Pers         Title: Executive Vice President

Phone: 413-532-9853                 Fax: 413-532-9673


Manufacturing Data (where product is produced)

Company Name:

Address:

City:                               State:             Zip:

Primary Contact:                    Title:

Phone:                              Fax:


Shipment Data (where product is picked up for shipment)

Company Name:  Dynetic Manufacturing Ltd.

Address:  No. 30-1, Lane 854, Section 1, Sa Tien Rd., Ta Tu Hsiang

City: Taichung                      County:  Taiwan    Zip:

Primary Contact: Jessica Wang       Title: Sales Manager

Phone: 886-4-295-6148               Fax: 886-4-297-9130

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

                                 EXHIBIT "B"
                                    Page 3

Product Name:  Spalding Rotaflex

Required Materials:

* Five complete samples of products as it will ship (if not already provided).

* Artwork (CD-ROM) preferred) for all in-product materials including instruction manuals, in-product video sleeves, etc.

* "Hero shots" of Product (transparencies or CD-ROM preferred).

* "Action shots" of product, i.e., shots of the product in use, before and after shots, etc. (transparencies or CD-ROM preferred).

* Samples of any print ads, catalog sheets, etc.

* Broadcast quality D2 or Beta Master of the infomercial offering the product as noted above:

    NTSC Format
    Generic - (no 800 numbers)
    Superless
    Address Track Time Code
    Split Audio:
      Channel 1: Composite (music, sound effects, dialogue)
      Channel 2: Composite (music, sound effects, dialogue)
      Channel 3: ME (music and sound effects)
      Channel 4: ME (music and sound effects)


    If the master is not available as noted above, please advise us immediately as to what is available. Thank you.

* D2 or Beta Master of In-Product Videos (if applicable).
    Format same as above.

Please ship all MASTERS to:  Mr. Ed Causer
                             Pacific Media Technology
                             11112 Ventura Blvd.
                             Studio City, CA 91604
                             Phone: 818-753-4700

Please ship ALL OTHER MATERIALS to:  Mr. Brook Fairchild
                                     Guthy-Renker Corporation
                                     International Department
                                     41550 Eclectic Street, Suite 200
                                     Palm Desert, CA 92260
                                     Phone: 760-773-9022
                                     Fax: 760-773-9016

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